Exhibit 10.15(b)

Execution Copy

AMENDMENT TO THE EQUITY JOINT VENTURE CONTRACT

THIS AMENDMENT TO THE EQUITY JOINT VENTURE CONTRACT (this “Amendment”) is entered into as of May 4, 2011 by and between:

WISCO WUHAN JIANGBEI IRON AND STEEL LTD., a limited liability company duly incorporated and existing under the laws of the People’s Republic of China (“China” or the “PRC”), with its legal address at Te No. 1 Binjiang Avenue, Yangluo Economic Development Zone, Wuhan, Hubei, the PRC (“Party A”); and

WRCA HONG KONG HOLDING COMPANY LIMITED, a limited liability company duly incorporated and existing under the laws of Hong Kong, with its registered address at Suite 910B, 9/F, Kinwick Centre, 32 Hollywood Road, Central, Hong Kong (“Party B”).

Each of Party A and Party B is referred to hereinafter as a “Party” and collectively as the “Parties.”

WHEREAS:

(A)	The Parties entered into the Equity Joint Venture Contract (the “JV Contract”) and the Articles of Association (the “Articles of Association”) on June 12, 2006 for the establishment of WISCO WireCo Wire Rope Co., Ltd., a Chinese-foreign equity joint venture company in Wuhan, Hubei Province, the PRC (the “Company”). All capitalized terms used in this Amendment and not otherwise defined herein shall have the same meanings as set out in the JV Contract.

(B)	In light of the funding needs of the Company for its future development, the Parties wish to increase the Company’ s Registered Capital from US$50,000,000 to US$65,000,000 with the additional capital in the amount of US$15,000,000 to be contributed by Party B (the “Capital Increase”). On the basis of the appraisal report in respect of the enterprise value of the Company prepared and issued by Deloitte Touche Tohmatsu, a duly authorized appraisal firm of the PRC, on January 31, 2011 and through friendly consultation, the Parties agree that the Company’s current equity value is US$37,500,000. Accordingly, upon the completion of the Capital Increase by Party B, Party A’s Equity Interest in the Company will be reduced to 35 % and Party B’s Equity Interest in the Company will be increased to 65%.

(C)	In accordance with the Law of the PRC on Chinese-Foreign Equity Joint Ventures, the Regulations for the Implementation of the Law of the PRC on Chinese-Foreign Equity Joint Ventures and other applicable Law of the PRC, the Parties wish to amend the JV Contract by entering into this Amendment.

NOW, THEREFORE, The Parties hereby agree as follows:

1.	Cross References

1.1.	All section numbers referred in this Amendment, unless otherwise specified, are the section numbers of the JV Contract.

2.	Amendments

2.1.	Section 3.1(a) is hereby amended to read as follows:

“(a) Party A

Name:	WISCO Wuhan Jiangbei Iron and Steel Ltd.

Nature & Place of Registration:	A limited liability company registered in accordance with the laws of the PRC.

Legal Address:	Te No. 1, Binjiang Avenue, Yangluo Economic Development Zone, Wuhan, Hubei, the PRC.

Legal Representative:	Name: Mr. Zhao Changxu
Position: Chairman
Nationality: Chinese”

2.2.	Section 4.2(a) is hereby amended to read as follows:

“(a)	The name of the Company shall be in Chinese and “ WISCO WireCo Wire Rope Co., Ltd.” in English.”

2.3.	All references to “WRCA” in Section 4.2(c) are hereby replaced with the word “WireCo”.

2.4.	Section 6.1(b) is hereby amended to read as follows:

“The	Registered Capital shall be US$65,000,000.”

2.5.	Section 6.2 is hereby amended to read as follows:

“6.2	Proportion of Investment, Method of Contribution, Currency

(a)	The contribution to the Registered Capital subscribed by Party A shall be the Renminbi equivalent of US$24,500,000. Upon completion of the Capital Increase, Party A will hold 35% of the Registered Capital of the Company. As of the date hereof, Party A has made its contribution to the Registered Capital in the form of the land use right to the Land based on the value of Renminbi 96,200 per mu and cash in Renminbi.

(b)	The contribution to the Registered Capital subscribed by Party B shall be US$40,500,000. Upon completion of the Capital Increase, Party B will hold 65% of the Registered Capital of the Company. As of the date hereof, Party B has contributed US$25,500,000 to the Registered Capital in cash. Pursuant to the Capital Increase Agreement, dated May 4, 2011, by and between the Parties (the “Capital Increase Agreement”), Party B shall make its additional contribution to the Registered Capital, being US$15,000,000, in cash in US Dollars upon satisfaction or waiver of the conditions precedent specified in the Capital Increase Agreement.”

2.6.	Section 9.3(c)(x) is hereby deleted in its entirety from the JV Contract.

2.7.	The second sentence of Section 11.3(b) is hereby amended to read as follows:

“In addition, the Company shall also prepare the accounts of the Company based upon the generally accepted accounting principles in the United States of America for use by Party B.”

2.8.	The first sentence of Section 11.3(g) is hereby amended to read as follows:

“Within two (2) months after the end of each Fiscal Year, the Company shall submit its pre-audited annual financial statements to the Parties.”

2.9.	The words “three (3) months” in Section 11.6 are hereby replaced with the words “two (2) months”.

2.10.	Reference to “Section 16.3(a)” in Section 16.3(d) is hereby replaced with “Section 16.3(b)”.

2.11.	Section 23.5 is hereby amended to read as follows:

“If to Party A:

Address:	Te No. 1 Binjiang Avenue, Yangluo Economic Development Zone Wuhan, Hubei, China

Attention:	Chairman

Facsimile:	86-27-86212636

If to Party B:

Address:	12200 NW Ambassador Dr. Kansas City

MO 64163-1244, USA

Attention:	Chairman

Facsimile:	1-816-270-4707”

3.	Miscellaneous

3.1.	The costs and expenses incurred by each Party in connection with the preparation and negotiation of this Amendment and its performance under this Amendment or the consummation of the transactions contemplated hereby, including all fees and expenses of the Parties’ agents, representatives, legal advisors and accountants, shall be borne by such Party.

3.2.	Other than amended by the provisions of this Amendment, the JV Contract shall remain in full force and effect.

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The Parties hereto have caused this Amendment to be executed as of the date first above written by their duly authorized representatives.

Party A:	Party B:

WISCO Wuhan Jiangbei Iron and Steel Ltd.	WRCA Hong Kong Holding Company Limited

Signature: /s/ Zhao Changxu	Signature: /s/ Ira Glazer

Name: Zhao Changxu	Name: Ira Glazer